SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 14, 2006

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326

(Address of Principal Executive Offices)                                                                  (Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)

Item 7.01 Regulation FD Disclosure.

          On September 14, 2006, Jeffrey A. Allred, Chief Investment Officer and a director of Premiere Global Services, Inc. (the "Company"), established a 10b5-1 plan (the “Plan”) to sell a portion of his holdings of Company common stock. Proceeds from sales under the Plan will be used to diversify personal investments.

          Sales under the Plan begin no earlier than two trading days after the Company releases earnings for the quarter ended September 30, 2006. The Plan will cover the sale of an aggregate of up to 120,000 shares. Subject to specified price limitations set forth in the Plan, sales will be made in weekly installments over a 10-week period, subject to acceleration of sales if additional weekly sales price limits are met. Following completion of the planned sales, and assuming all of the shares subject to the Plan is sold, Mr. Allred will beneficially own approximately 822,000 shares of Company common stock. Appropriate securities filings reporting the sales will be made with the Securities and Exchange Commission when due.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: September 14, 2006	By:	/s/ L. Scott Askins

L. Scott Askins
Senior Vice President – Legal, General
Counsel and Secretary